UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 14, 2015

State Investors Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-35221	27-5301129
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1041 Veterans Boulevard, Metairie, Louisiana	70005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(504) 832-9400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07          Submission of Matters to a Vote of Security Holders

(a)            A Special Meeting of Shareholders (the "Special Meeting") of State Investors Bancorp, Inc. ("State Investors Bancorp") was held on April 14, 2015.

(b)            There were 2,304,359 shares of common stock of State Investors Bancorp eligible to be voted at the Special Meeting and 1,655,995 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Special Meeting and the votes for each proposal were as follows:

1.	Proposal to approve the Agreement and Plan of Reorganization, dated as of December 30, 2014, by and among First NBC Bank Holding Company ("First NBC"), Sate Investors Bancorp and First NBC Acquisition Company, which provides for, among other things, the merger of State Investors Bancorp with and into First NBC.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,655,270	25	700	0

2.	Proposal to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of State Investors Bancorp in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,534,012	99,704	22,279	0

The proposals to adopt the Agreement and Plan of Reorganization and to approve the compensation payable to the named executive officers of State Investors Bancorp in connection with the merger were adopted by the shareholders of State Investors Bancorp at the Special Meeting.

(c)            Not applicable

(d)            Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE INVESTORS BANCORP, INC.

Date: April 14, 2015	By:	/s/Anthony S. Sciortino
Anthony S. Sciortino
President and Chief Executive Officer

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